Exhibit 10.1
AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 1, dated as of June 22, 2007 (this “Amendment”) among GLOBAL CASH ACCESS HOLDINGS, INC., a Delaware corporation (“Holdings”), GLOBAL CASH ACCESS, INC., a Delaware corporation (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
WHEREAS, Holdings, the Borrower, the banks and other financial institutions from time to time party hereto (the “Lenders”), Bank of America, N.A., as Swing Line Lender and as L/C Issuer, and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of November 1, 2006 (the “Credit Agreement”).
WHEREAS, Holdings and the Borrower have requested that the Lenders agree to certain amendments to the Credit Agreement, and each of the Lenders signatory hereto, which Lenders collectively constitute the Required Lenders referred to in the Credit Agreement, have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as herein provided.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
1. Terms. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.
2. Amendment. The Credit Agreement is hereby amended as follows:
(a) Clause (ii) of the definition of the term “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by adding “and (E) noncash stock compensation expense” immediately prior to the end thereof.
(b) The definition of the term “Excess Cash Flow” in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso immediately prior to the end thereof: “; provided, however, that for purposes of calculating Excess Cash Flow under Restricted Payments provisions of Section 7.07(ii)(C), clauses (ix) and (x) above shall be disregarded (i.e., no reductions shall be made for optional prepayments of Term A Loans or permanent commitment reductions under the Revolving Credit Commitments or Swing Line Commitment)”.
(c) The definition of the term “Investment” in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso immediately prior to the end thereof: “; provided, however, that for purposes of Section 7.06, Investment shall not include any repurchase or redemption by any Group Company of shares of its capital stock or equity interests to the extent otherwise permitted by this Agreement.

(d) Line C of section II of Schedule 2 to Exhibit D of the Credit Agreement is hereby amended by deleting the introductory phase “Borrower’s provisions for” and replacing it with the phrase “Borrower’s cash payments of”.
3. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that, on and as of the date hereof, and after giving effect to this Amendment:
3.1 Authorization. The execution, delivery and performance by each of Holdings and the Borrower of this Amendment has been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by each of Holdings and the Borrower.
3.2 Binding Obligation. This Amendment constitutes the legal, valid and binding obligation of each of Holdings and the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity.
3.3 No Legal Obstacle to Amendment. The execution, delivery and performance of this Amendment will not (a) contravene the Organization Documents of Holdings or the Borrower; (b) contravene any contractual restriction binding on or affecting Holdings or the Borrower or any of their property; (c) contravene any court decree, order or Law binding on or affecting Holdings or the Borrower; or (d) result in, or require the creation or imposition of, any Lien on any of Holdings or the Borrower’s properties. Except as have been obtained prior to the date hereof, no authorization or approval of any governmental authority is required to permit the execution, delivery or performance by Holdings or the Borrower of this Amendment, or the transactions contemplated hereby.
3.4 Incorporation of Certain Representations. After giving effect to the terms of this Amendment, the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations made as of an earlier specified date.
3.5 Default. No Default or Event of Default under the Credit Agreement has occurred and is continuing.
4. Conditions, Effectiveness.
4.1 Conditions. This Amendment shall become effective as of the date first written above (the “First Amendment Effective Date”) upon satisfaction of each of the following conditions:
(a) The Administrative Agent shall have received a Consent of Lender in the form of Exhibit B executed by the Required Lenders.

(b) The Administrative Agent shall have received an affirmation letter substantially in the form of Exhibit A from each of the Guarantors.
(c) The Administrative Agent shall have received payment of all fees and expenses payable to it and its counsel in connection with this Amendment.
5. Miscellaneous.
5.1 Effectiveness of the Credit Agreement and the Notes. Except as hereby expressly amended, the Credit Agreement and the Notes shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.
5.2 Waivers. This Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitute, nor should it be construed as, a waiver or amendment of any other term or condition, right, power or privilege under the Credit Agreement or under any agreement, contract, indenture, document or instrument mentioned therein; nor does it preclude or prejudice any rights of the Administrative Agent or the Lenders thereunder, or any exercise thereof or the exercise of any other right, power or privilege, nor shall it require the Required Lenders to agree to an amendment, waiver or consent for a similar transaction or on a future occasion, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, constitute a waiver of any other right, power, privilege or default of the same or of any other term or provision.
5.3 Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
5.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of New York.

IN WITNESS WHEREOF, the signatories hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HOLDINGS:	GLOBAL CASH ACCESS HOLDINGS, INC.

	By:	/s/ Kirk Sanford

	Name:	Kirk Sanford

	Title:	President and Chief Executive Officer

BORROWER:	GLOBAL CASH ACCESS, INC.

	By:	/s/ Kirk Sanford

	Name:	Kirk Sanford

	Title:	President and Chief Executive Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name:

Title: